DISCRETIONARY CREDIT LINE NOTE


$5,000,000.00                                            January 23, 1997
                                                         Boston, Massachusetts


           FOR VALUE RECEIVED, the undersigned ASAHI/AMERICA, INC., a Massachusetts business corporation ("AAI"), and ASAHI ENGINEERED PRODUCTS, INC., a Massachusetts business corporation ("AEPI") (AAI and AEPI are hereinafter referred to collectively as the "Borrowers"), hereby absolutely, unconditionally and jointly and severally promise to pay to the order of CITIZENS BANK OF MASSACHUSETTS, a Massachusetts bank, at its principal office at 55 Summer Street, Boston, Massachusetts 02110 (hereinafter, including any subsequent holder hereof, the "Lender"):

                     (a) the principal amount of FIVE MILLION DOLLARS ($5,000,000.00) or, if less or more, the aggregate unpaid principal amount of revolving credit loans advanced by the Lender from time to time pursuant to Section 2.2 of that certain Credit Agreement dated as of the date hereof (the "Credit Agreement"), among the Borrowers and the Lender; and

                     (b) any then unpaid interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full.

           Except as otherwise provided below, revolving credit loans outstanding from time to time shall bear interest from the date such Loans are made until repaid in full at the rate provided in Section 2.3 of the Credit Agreement. Interest shall be computed on the basis of a 360-day year for the number of days actually elapsed.

           Interest on the indebtedness evidenced by this Note shall be payable monthly in arrears on the 1st day of the succeeding month, commencing February 1, 1997, with a final payment at the maturity of this Note. The principal amount of the indebtedness evidenced by this Note shall be due and payable upon the earlier of (i) DEMAND by Lender, (ii) September 30, 1997, (iii) the Termination Date or (iv) the occurrence of an Event of Default, whereupon the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may be declared and thereby become immediately due and payable. Lender may charge any Borrower's accounts with Lender for all payments of interest, principal and fees due in respect of this Note, and Lender shall within two (2) business days thereafter provide the Borrowers


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with a statement of such charges. Whenever a payment hereunder becomes due on a day which is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

           Overdue principal and (to the extent permitted by applicable law) interest on the indebtedness evidenced by this Note, and all other overdue amounts payable hereunder, shall, upon notice to the Borrowers from the Lender, bear interest at a rate per annum equal to four hundred (400) basis points above the rate of interest otherwise payable hereunder, compounded daily and payable on DEMAND, to accrue from the date of such notice until payment thereof. Payments (other than of principal) made more than ten (10) days after their due date, shall be subject to a 5% late payment penalty, AND except when payment becomes due solely by reason of DEMAND by Lender in the absence of an Event of Default and prior to September 30, 1997.

           This Note evidences borrowings under, and has been issued by the Borrowers in accordance with the terms of, the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement and may enforce the agreements of the Borrowers contained therein (and in any other Loan Document), and any holder may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All initially capitalized terms used but not otherwise defined in this Note shall have the same meanings herein as in the Credit Agreement.

           The Borrowers shall have the right to prepay the whole or any part of the principal of this Note, upon the terms and subject to the conditions set forth in Section 2.3 of the Credit Agreement.

           The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable in respect of this Note.

           The indebtedness evidenced by this Note is commercial in nature and shall not be used for personal, family, household or agricultural purposes.

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           This Note shall be deemed to take effect as a sealed instrument under the internal laws of the Commonwealth of Massachusetts (excluding the conflict of law rules thereof) and for all purposes shall be construed in accordance with such laws.

           IN WITNESS WHEREOF, ASAHI/AMERICA, INC. and ASAHI ENGINEERED PRODUCTS, INC. has each executed and delivered this Note by its duly authorized officer as of the day and year first above written.


WITNESS:                          ASAHI/AMERICA, INC.



/s/ John E. Lawrence              By: /s/ Leslie B. Lewis
__________________________        ___________________________
John E. Lawrence
                                  Title: President
                                        ________________________


                                  ASAHI ENGINEERED PRODUCTS, INC.



/s/ John E. Lawrence              By: /s/ Leslie B. Lewis
__________________________        ___________________________
John E. Lawrence
                                  Title: President
                                        ________________________


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